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                                                                     Exhibit 1.1

                               Unilab Corporation
                                9,000,000 Shares
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement

                                                            New York, New York
                                                              October 18, 2001

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
U.S. Bancorp Piper Jaffray Inc.
As Representatives of the several Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

         The persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), 9,000,000 shares of Common Stock, $.01 par value ("Common Stock") of Unilab Corporation, a corporation organized under the laws of Delaware (the "Company") (said shares to be sold by the Selling Stockholders being hereinafter called the "Underwritten Securities"). The Selling Stockholders named in Schedule II hereto also propose to grant to the Underwriters an option to purchase up to 1,350,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). The Underwritten Securities include up to ______ shares of Common Stock and the Option Securities include up to _____ shares of Common Stock (collectively, the "Stock Option Shares") to be acquired by certain Selling Stockholders identified in Schedule II hereto upon exercise of currently outstanding options to purchase Common Stock granted under the Company's 2000 Executive Stock Option Plan (the "Stock Option Selling Stockholders").

         To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

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         It is understood and agreed that Salomon Smith Barney Inc. ("SSB") and
Credit Suisse First Boston Corporation ("CSFB") are joint book-running managers (together, the "Joint Managers") and any determinations or other actions to be made under this Agreement by you or the Representatives shall require the consent of both SSB and CSFB.

               1. Representations and Warranties.

               (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

               (a) The Company has prepared and filed with the Commission a registration statement (file number 333-70866) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

               (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the

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                                                                               3

          statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b), and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

               (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California and each other jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing in any such other jurisdiction would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

               (d) The Company has no subsidiaries and does not own any shares of capital stock or other securities of or interests in any other Person.

               (e) The Company's authorized equity capitalization is as set forth in the Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus. The outstanding shares of Common Stock, including the Securities being sold hereunder by the Selling Stockholders, have been, or, in the case of the Stock Option Shares, prior to the Closing Date or any settlement date for Option Securities, will have been, duly and validly authorized and issued and are or will be, as the case may be, fully paid and nonassessable. The Securities being sold by the Selling Stockholders are, or, in the case of the Stock Option Shares, prior to the Closing Date or any settlement date for Option Securities, will be, duly listed, and admitted and authorized for trading, on the Nasdaq National Market, subject to official notice of issuance and evidence of satisfactory distribution, if applicable. The certificates for the Securities are, or, in the case of the Stock Option Shares, prior to the Closing Date or any settlement date for Option Securities, will be in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the

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          Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

               (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Business - Quality Assurance", "Business - Governmental Regulation" and "Business - Legal Proceedings", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

               (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

               (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

               (j) Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except, in the case of clause (ii) or (iii), for any such conflict, breach, violation or imposition that would not have a Material Adverse Effect.

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               (k) Except for those rights contained in the Stockholders
          Agreement, dated as of November 23, 1999, and the Investor Stockholders Agreement, dated as of November 23, 1999, among the Company and the stockholders of the Company party thereto, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

               (l) The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

               (m) Except as set forth in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, including, without limitation, the United States Centers for Medicare and Medicaid Services ("CMS"), the Department of Health and Human Services (the "HHS"), the Department of Justice (the "DOJ"), the Office of the Inspector General (the "OIG") and the United States Food and Drug Administration (the "FDA"), involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could have a Material Adverse Effect.

               (n) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

               (o) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) except as set forth in the Prospectus, any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except, in the case of clause (ii) or (iii), for any such violation or default that would not have a Material Adverse Effect.

               (p) Each of Deloitte & Touche LLP and Arthur Andersen LLP, who have certified certain financial statements of the Company and delivered their

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          reports with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

               (q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities.

               (r) The Company has filed all foreign, Federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

               (s) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect.

               (t) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (u) Except as set forth in the Prospectus, (A) the Company possesses all permits, licenses, provider numbers, certificates, approvals, consents, orders, certifications (including, without limitation, clinical laboratory licenses, certification under the Clinical Laboratories Improvement Act of 1967, as amended in 1988 ("CLIA") and certifications required by the FDA and the State of California and under the Medicare, MediCal and Medicaid programs), accreditations (including, without limitation, accreditation by CLIA and the College of American Pathologists ("CAP")) and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company (including, without limitation, Governmental Licenses as are

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          required (i) under such Federal and state healthcare laws as are applicable to the Company and (ii) with respect to the clinical laboratories operated by the Company that participate in the Medicare, MediCal and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Governmental Licenses or to make such declarations and filings would not result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually and in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and (B) the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (w) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (x) Except as set forth in the Prospectus, the Company and each of the clinical laboratories owned, leased or operated by it (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to liabilities and costs associated with compliance by them with Environmental Laws, except where such non-compliance with Environmental Laws, failure to

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          receive required permits, licenses or other approvals, or liabilities or costs would not, individually and in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the clinical laboratories owned, leased or operated by it has received notice that it has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, in any proceeding currently pending.

               (y) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

               (z) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (aa) Except as set forth in the Prospectus, neither the Company nor, to the knowledge of the Company, any officer, director, stockholder, employee or other agent of the Company, has engaged, directly or indirectly, in any activity which is prohibited under Federal Medicare and Medicaid statutes or any other Federal health care or other law or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for, or for use in determining rights to, any benefit or payment under the Medicare or Medicaid program or from any third party; (ii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iii) in the

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          absence of an applicable safe harbor regulation, knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), in cash or in kind (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party; (iv) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable Federal or state law prohibits such referrals); and (v) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the OIG and the DOJ), except for any such activities which would not, individually and in the aggregate, result in a Material Adverse Effect.

               (bb) The Company has not failed to file with applicable regulatory authorities (including, but not limited to, CLIA, the FDA, the CAP, Medicare, MediCal and Medicaid) any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file or to be so in compliance would not, individually and in the aggregate, have a Material Adverse Effect. No deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, individually and in the aggregate, have a Material Adverse Effect.

               (cc) The Company has established a compliance program (including a written compliance policy) to assist the Company and its directors, officers and employees in complying with applicable regulatory agency guidelines (including, without limitation, those regulations and guidelines published by CMS), and to provide compliance policies governing applicable areas for independent clinical laboratories (including, without limitation, patient confidentiality, diagnosis coding and anti-kickback statutes).

               (dd) The accounts receivable of the Company have been adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, MediCal, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The accounts receivable of the Company, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not materially exceed amounts the Company is entitled to receive.

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               (ee) Except as disclosed in the Registration Statement and the
          Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any of the Representatives.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

               (ii) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

               (a) Such Selling Stockholder is, or, in the case of any Stock Option Selling Stockholder, prior to the Closing Date or any settlement date for Option Securities, will be, the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has, or, in the case of any Stock Option Selling Stockholder, prior to the Closing Date or any settlement date for Option Securities, will have, duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York from time to time ("UCC")), each Underwriter that has purchased such Securities delivered on the Closing Date or on any settlement date for Option Securities to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

               (b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (c) Certificates in negotiable form for such Selling Stockholder's Securities have been, or, in the case of any Stock Option Selling Stockholder, prior to the Closing Date or any settlement date for Option Securities, will have been, placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Stockholder, in the form

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                                                                              11

          heretofore furnished to you (the "Custody Agreement") with First Union National Bank, as Custodian (the "Custodian"); the Securities represented by the certificates so held or to be held, as the case may be, in custody for each Selling Stockholder are or will be, as the case may be, subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder, or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

               (d) To the best knowledge of such Selling Stockholder, no consent, approval, authorization or order of any court or governmental agency or body is required for consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

               (e) To the best knowledge of such Selling Stockholder, neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or other organizational documents, in each case if applicable, of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries (if applicable) is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries (if applicable) of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries (if applicable).

               (f) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section; the sale of Securities by

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                                                                              12

          such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Prospectus or any supplement thereto. The Underwriters acknowledge and agree that, for all purposes of this Agreement, the only information furnished to the Company by or on behalf of any Selling Stockholder specifically for use in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto are the statements pertaining to the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder under the caption "Principal and Selling Stockholders."

      Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

     2. Purchase and Sale.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $_____ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 1,350,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Shareholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on October __, 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the account of the Custodian. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholders, and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders named in
Schedule II hereto will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the aggregate purchase price thereof to or upon the order of the Selling Stockholders named in Schedule II hereto by wire transfer payable in same-day funds to the account of the Custodian. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Agreements. (i) The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Joint Managers, acting jointly, reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
     (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request in writing; provided that in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the Securities at any time nine months or more after the Execution Time, any preparation and delivery of any amended or supplemented Prospectus shall be at the expense of such Underwriter.

          (c) As soon as practicable and as permitted under the Exchange Act, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters four signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request in writing.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate in writing and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.


          (f) The Company will not, without the prior written consent of the Joint Managers, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of such capital stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may
     --------  -------
     issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and the Company may issue or sell Common Stock as consideration for acquisitions by the Company as long as the recipients of such Common Stock have agreed in writing to be bound by the terms of lock-up agreements substantially in the form of Exhibit A hereto providing for a lock-up period ending 90 days after the date of this Agreement.

          (g) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders (in the case of the Selling Stockholders, as may be determined by a majority of the Selling Stockholders based upon number of shares of Common Stock owned); and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder (in the case of the Selling

     Stockholders, as may be determined by a majority of the Selling Stockholders based upon number of shares of Common Stock owned).

          (ii) Each Selling Stockholder agrees with the several Underwriters that:

          (a) Such Selling Stockholder will not, without the prior written consent of the Joint Managers, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than the Securities to be sold by such Selling Stockholder hereunder and shares of Common Stock disposed of as bona fide gifts approved by the Joint Managers and as may otherwise be agreed by the Joint Managers.

          (b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so as long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

          (iii) With reference to the lock-up letter agreements delivered by any Selling Stockholder to the Joint Managers in connection with the Company's initial public offering which closed on June 11, 2001, the Joint Managers hereby consent to the sale by such Selling Stockholders of the Securities to be sold by such Selling Stockholder pursuant to this Agreement.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
(ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom, counsel for the Company ("Skadden Arps"), and David W. Gee, General Counsel of the Company, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in the form attached hereto as Exhibits B and C, respectively.

     (c) The Company shall have requested and caused Hooper, Lundy & Bookman, Inc., special regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form attached hereto as Exhibit D.

     (d) The Selling Stockholders shall have requested and caused Skadden Arps, James J. Connors II, Esq. and such other counsel to the Selling Stockholders as are reasonably acceptable to the Joint Managers, to have furnished to the Representatives their respective opinions dated the Closing Date and addressed to the Representatives, covering the matters specified in Exhibit E hereto.

     (e) The Representatives shall have received from Debevoise & Plimpton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the

Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

     (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect.

     (g) The Selling Stockholders shall have furnished to the Representatives a certificate, signed on behalf of the Selling Stockholders and delivered pursuant to the Custody Agreement, dated the Closing Date, to the effect that the representations and warranties of the Selling Stockholders in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

     (h) The Company shall have requested and caused Deloitte & Touche LLP and Arthur Andersen LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, substantially in the same form and substance as the letters furnished by them in connection with the Company's initial public offering which closed on June 11, 2001 and, in the case of the letter of Deloitte & Touche, updated accordingly to cover periods subsequent to such initial public offering to the satisfaction of the Representatives.

     (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Joint Managers, acting jointly, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

     (j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, customary closing and secretary certificates and documents as the Representatives may reasonably request, including, without limitation, Forms W-8 or W-9, as required, from the Selling Stockholders.

     (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (l) The Securities shall have been duly approved for quotation on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

     (m) Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the Selling Stockholders (other than the Stock Option Selling Stockholders) and each director and executive officer of the Company, addressed to the Representatives.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Debevoise & Plimpton, counsel for the Underwriters, at 919 Third Avenue, New York, New York 10022, on the Closing Date.

     7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through SSB on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Selling Stockholder may otherwise have.

     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", the sentences related to concessions and reallowances and the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action suit or proceeding.

     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders on the one hand shall be deemed to be equal to the total net proceeds from

     (e) the offering (before deducting expenses) received by the Selling Stockholders, and benefits received by the Underwriters on the other shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e). Notwithstanding the foregoing, no Selling Stockholder shall be obligated to make contributions hereunder which in the aggregate exceed the amount for which such Selling Stockholder would have been liable pursuant to paragraph (b), as limited by paragraph (f), of this Section 8 had indemnification been available thereunder.

     (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price, net of underwriting discounts, of the Securities sold by such Selling Stockholder to the Underwriters.

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in

Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Joint Managers, acting jointly, by notice given to the Company by the Joint Managers, acting jointly, prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, any attack on or acts of terrorism involving the United States, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Joint Managers, acting jointly, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), (iv) there shall have occurred any major disruption of settlements of securities or (v) there shall have occurred any change in United States or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Joint Managers, acting jointly, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Salomon Smith Barney Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and to Credit Suisse First Boston Corporation, Managing Director, (fax no.: (310) 282-6178) and confirmed to the Managing Director, Credit Suisse First Boston Corporation, at 2121 Avenue of the Stars/Fox Plaza, Los Angeles, California, 90067, Attention: Managing Director, and copied to Debevoise & Plimpton, 919 Third Avenue, New York, NY, 10022, Attention: Peter J. Loughran, or, if sent to the Company, will be mailed, delivered or telefaxed to Unilab Corporation (fax no.: (818) 757-3809) and confirmed to the General Counsel, Unilab Corporation at 18448 Oxnard Street, Tarzana, CA 91356, Attention: David W. Gee, Esq., or, if sent to the Selling Stockholders, will be mailed, delivered or telefaxed c/o the Selling Stockholders to Unilab Corporation (fax no.: (818) 757-3809) and confirmed to the General Counsel, Unilab Corporation at 18448 Oxnard Street, Tarzana, CA 91356, Attention: David W. Gee, Esq. and to Kelso & Company (fax no.: (212) 233-2379) and confirmed to the General Counsel, Kelso & Company at 320 Park Avenue, 24th Floor, New York, NY 10022, Attention: James J. Conners II, Esq.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date (which shall be the date of the Prospectus) and time that this Agreement is executed and delivered by the parties hereto.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                Very truly yours,

                                Unilab Corporation

                                By:
                                   --------------------------
                                     Name:
                                     Title:

                                By:
                                   --------------------------
                                     Name:
                                     Title:

                                Brian D. Urban


                                By:
                                   --------------------------
                                    As Attorney-in-Fact acting on
                                    behalf of the Selling
                                    Stockholders named in
                                    Schedule II hereto and for himself

                    The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

                    Salomon Smith Barney Inc.
                    Credit Suisse First Boston Corporation
                    U.S. Bancorp Piper Jaffray Inc.

                    By: Salomon Smith Barney Inc.

                    By:
                        ---------------------------
                           Name:
                          Title:


                    By:  Credit Suisse First Boston
                         Corporation

                    By:
                        ---------------------------
                           Name:
                          Title:

                    For themselves and the other several Underwriters named in
                    Schedule I to the foregoing Agreement.

                                   SCHEDULE I


                                              Number of Underwritten Securities
Underwriters                                  to be Purchased
------------                                  ---------------------------------
 Salomon Smith Barney Inc.
 Credit Suisse First Boston Corporation
 U.S. Bancorp Piper Jaffray Inc.

                                   SCHEDULE II

                                                      Maximum Number of
                         Number of Underwritten       Option Securities
Selling Stockholders:    Securities to be Sold        to be Sold
--------------------     ---------------------        -----------------
[name]
[address, fax no.]
[name]
[address, fax no.]




                            -------------             -------------
   Total.............
                            =============             =============

*Stock Option Selling Stockholder

[Form of Lock-Up Agreement]                                       EXHIBIT A





                 [Letterhead of officer/director/stockholder of
                               Unilab Corporation]

                               Unilab Corporation
                         Public Offering of Common Stock

                                                                       , 2001

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
As Representatives of the
  several Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Unilab Corporation, a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement and shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                     Yours very truly,

                                     [Signature of stockholder/officer/director]

[Name and address of stockholder/officer/director]

                                                                       EXHIBIT B

                                [To be provided]

                                                                       EXHIBIT C

                                [To be provided]

                                                                       EXHIBIT D

                                [To be provided]

                                                                       EXHIBIT E

                                [To be provided]